EXHIBIT j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report to Shareholders of Phoenix High Yield Securities Fund, Phoenix Multi-Sector Fixed Income Fund, and Phoenix Multi-Sector Short Term Bond Fund (constituting Phoenix Multi-Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 10, 2006